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                                                         [FLAG LOGO]
NEWS RELEASE


CONTACTS
FLAG TELECOM LIMITED
Willem Baralt, Group Treasurer
+44 20 7317 0837
IRELATIONS@FLAGTELECOM.COM

Suny Borges
Corporate Communications
+4420 74 78 95 79
SBORGES@FLAGTELECOM.COM


       FLAG TELECOM ANNOUNCES THAT IT EXPECTS TO FILE ITS 10-K IN MAY 2003

            FLAG TELECOM ANNOUNCES SIGNED CONTRACTS WITH AN AGGREGATE
                            VALUE OF MORE THAN US$55M



LONDON, U.K. - APRIL 1, 2003 - FLAG Telecom Group Limited (OTC: FTGLF.PK, "FLAG Telecom") announced today that it expects to file its Annual Report on Form 10-K in May 2003. As noted in FLAG Telecom's filings with the SEC, the Form 10-K filing date was delayed due to the reaudit of the financial statements of FLAG Telecom Holdings Limited, FLAG Telecom's predecessor, for 2000.

As a result of its restructuring, FLAG Telecom has significantly improved its financial position and substantially reduced its operational cost structure. Consequently, FLAG Telecom's cash and cash equivalents as of December 31, 2002 are higher than had been projected in the Disclosure Statement of FLAG Telecom's predecessor. In addition, FLAG Telecom has implemented new initiatives that are expected to lead to further cost efficiencies. Since emergence from chapter 11 proceedings in October 2002, FLAG Telecom has entered into rights of use and managed bandwidth contracts with an aggregate value of more than US $55 million. Nevertheless, FLAG Telecom's GAAP revenues as of December 31, 2002 are lower than had been projected in the Disclosure Statement of FLAG Telecom's predecessor.

FLAG Telecom appointed Patrick Gallagher as CEO in March 2003 and recently completed the first phase of a significant capacity upgrade to its FLAG Europe-Asia cable system, reflecting current growth in demand.

Patrick Gallagher added "I am pleased with the progress that we have made in ensuring FLAG Telecom is on a sure foundation since its emergence from chapter 11 in October 2002. The customer loyalty we have experienced has been tremendous and I look forward to building on that strong base and enhancing our strategy as a leading independent global transport and network service provider."

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ABOUT FLAG TELECOM
FLAG Telecom, registered in Hamilton, Bermuda, along with its group companies, is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. Recent news releases and further information are on FLAG Telecom's website at:
WWW.FLAGTELECOM.COM.

FORWARD-LOOKING STATEMENTS
STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING" STATEMENTS AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS LOOK FOR WORDS LIKE "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "INTENDS", "PLANS", "PROJECTS", "ESTIMATES", OR "ANTICIPATES" AND SIMILAR WORDS AND PHRASES. THESE, AND ALL FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT EXPECTATIONS AND NECESSARILY ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO ACHIEVE THE OBJECTIVES LAID OUT IN FLAG TELECOM'S PLAN OF REORGANIZATION, TO FILE THE ANNUAL REPORT ON FORM 10-K IN MAY 2003,AND TO ACHIEVE THE INTENDED COST EFFICIENCIES BY WAY OF NEW INITIATIVES. MORE DETAILED INFORMATION ABOUT THESE RISKS IS CONTAINED IN OUR PLAN OF REORGANIZATION. WE CAUTION READERS NOT TO RELY ON FORWARD-LOOKING STATEMENTS, AND WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.



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